UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2013

KITARA MEDIA CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51840	20-3881465
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

525 Washington Blvd, Suite 2620, Jersey City, New Jersey	07310
(Address of Principal Executive Offices)	(Zip Code)

(201) 539-2200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On July 1, 2013, Kitara Media Corp., formerly known as Ascend Acquisition Corp. (the “Company”), acquired Kitara Media, LLC (“Kitara LLC”) and New York Publishing Group, Inc. (“NYPG”) pursuant to that certain Merger Agreement and Plan of Reorganization (“Merger Agreement”), dated as of June 12, 2013, as amended on July 1, 2013, by and among the Company, Ascend Merger Sub, LLC, Ascend Merger Sub, Inc., Kitara LLC, NYPG, Selling Source, LLC (which, prior to the acquisition, held all of the outstanding membership interests of Kitara LLC (the “Kitara Signing Holder”)), and Robert Regular (who, prior to the acquisition, held all of the outstanding shares of common stock of NYPG). The acquisition was previously disclosed in a current report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 5, 2013 (the “Closing 8-K”). Under the Merger Agreement, the Company agreed to pay to the Kitara Signing Holder cash equal to the amount by which Kitara LLC’s working capital at closing (as finally determined in accordance with the Merger Agreement) exceeded $2,500,000 (the “Closing Working Capital Adjustment”).

On October 21, 2013, the Closing Working Capital Adjustment was finally determined to be $903,765.  Additionally, the Company owed the Kitara Signing Holder an additional $168,882 for services provided to the Company by the Kitara Signing Holder since the closing of the merger.  The Kitara Signing Holder has agreed to receive shares of the Company’s common stock, in lieu of cash, in payment of such amounts. The shares have been valued at $0.50 per share, which was the purchase price of the shares sold in the private placement that was consummated simultaneously with the closing of the acquisition and was previously disclosed in the Closing 8-K. Accordingly, on October 21, 2013, the Company issued 2,145,294 shares (the “Shares”) of common stock to the Kitara Signing Holder. The Shares are subject to the lock up agreement and the registration rights agreement that are described in the Closing 8-K.

The issuance of the Shares was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering, and Rule 506 of Regulation D promulgated thereunder. The Kitara Signing Holder represented and agreed that (a) it was acquiring the securities for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) it would not sell or otherwise transfer the purchased shares unless they were registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration were available, (c) it had knowledge and experience in financial and business matters such that it was capable of evaluating the merits and risks of an investment in the Company, (d) it had access to all of the Company’s documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which the Company possessed or was able to acquire without unreasonable effort and expense, and (e) it had no need for the liquidity in its investment in the Company and could afford the complete loss of such investment. The Company determined that the Kitara Signing Holder was an accredited investor (as defined in Regulation D) based upon its inquiry into the Kitara Signing Holder’s sophistication and net worth. In addition, there was no general solicitation or advertising in connection with the issuance of the Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2013

KITARA MEDIA CORP.

By:	/s/ Robert Regular
Robert Regular
Chief Executive Officer